UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1080 O’Brien Drive
Menlo Park, CA 94025
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 319-6743

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2011, Kranem Corporation (the “Company”) entered into a Common to Preferred Stock Exchange Agreement (the “Agreement”) with certain of its investors (the “Investors”) under which such investors agreed to convert their Common Stock into the Company’s Series A Convertible Preferred Stock at a ratio of 1 share of Series A Convertible Stock for each 100 shares of Common Stock. Such Agreement allows the Investors to convert the Series A Convertible Preferred Stock back into common stock at their option, subject to the then availability of sufficient authorized shares of Common Stock, at the original ratio (the “Conversion Ratio”), as adjusted, per the Agreement. The Agreement states that the holders of the Series A Convertible Stock shall have the same dividend and liquidation rights as holders of the Common Stock and will vote, not a separate class, but as a combined class with the holders of the Common Stock on an “as converted basis.” The Agreement was approved by the Company’s Board of Directors on November 21, 2011.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the provisions of the Agreement attached to this report as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information pertaining to the Series A Convertible Preferred Stock to be issued in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The issuance of these securities pursuant to the Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

On November 21, 2011, the Company filed a Certificate of Designation of the Series A Convertible Preferred Stock (“Certificate of Designation”) with the Colorado Secretary of State, which, among other things, (i) authorized that 350,000 shares of the Company’s preferred stock be designated as “Series A Convertible Preferred Stock”; (ii) granted the holders of the Series A Convertible Preferred Stock (a) the right to convert back into the Company’s Common Stock at the Conversion Ratio, as adjusted; and (b) the same dividend and liquidation rights as held by the holders of the Common Stock; and (iii) specified that the holders of the Series A Convertible Stock shall not vote as a separate class but as a combined class with the holders of the Common Stock on an “as converted basis.”

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is attached hereto as Exhibit 3.1.

Item 5.01 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

The information contained in Item 3.03 of this Form 8-K is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, as filed with the Secretary of State of the State of Colorado, November 21, 2011.
10.1	Common to Preferred Stock Exchange Agreement, dated November 21, 2011, between Kranem Corporation, a Colorado corporation, and certain Investors stated therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2011	KRANEM CORPORATION

	By:	/s/ Ajay Batheja
	Name:	Ajay Batheja
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation, as filed with the Secretary of State of the State of Colorado, November 21, 2011.
10.1	Common to Preferred Stock Exchange Agreement, dated November 21, 2011, between Kranem Corporation, a Colorado corporation, and certain Investors stated therein.